Exhibit 10.42
MASTEC, INC.
DEFERRED BONUS AGREEMENT FOR AUSTIN SHANFELTER
     THIS AGREEMENT, made and entered into as of this 1st day of November, 2002, by and between MASTEC, INC., a Florida corporation, with principal offices and place of business in the State of Florida (the “Corporation”), and Austin Shanfelter, an individual residing in the State of Florida (the “Employee”),
     WITNESSETH THAT:
WHEREAS, the Employee is employed by the Corporation; and
     WHEREAS, the Corporation recognizes the value of the services performed by the Employee and wishes to encourage his continued employment; and
     WHEREAS, the Employee wishes to be assured that he will be entitled to a certain retirement benefit; and
     WHEREAS, the parties hereto wish to provide the terms and conditions upon which the Corporation shall pay such retirement benefit to the Employee; and
     NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:
     1. Deferred Bonus
          a. Eligibility for Benefit. As of the 1st day of November, 2002, the Corporation and the Employee entered into a Split-Dollar Agreement (the “Split-Dollar Agreement”). The Employee shall be entitled to receive the Deferred Bonus provided hereunder from the Corporation in the event of the termination of the Split-Dollar Agreement, for any reason other than the Employee’s death.
          b. Amount of Deferred Bonus. The amount of the Deferred Bonus to be provided by the Corporation to the Employee under this Section 1 shall be an amount equal to the sum of the total amount of the premium payments made by the Corporation under the terms of the Split-Dollar Agreement, plus 4%, compounded annually.
          c. Payment of Deferred Bonus. Within 60 days of the date upon which the Employee becomes entitled to the Deferred Bonus, as provided above, the Corporation shall pay to the Employee an amount equal to the Deferred Bonus.
          d. No Trust Created. Notwithstanding anything in this Section 1, no action taken pursuant to its provisions by either the Corporation or the Employee shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Corporation and the Employee, his beneficiary or beneficiaries, or any other person.
          e. Deferred Bonus Unfunded. Until the occurrence of any event which entitles the Employee to receive the Deferred Bonus provided under this Section 1, such benefit shall remain an asset of the Corporation which, in the event of the Corporation’s insolvency, will be subject to the claims of general creditors of the Corporation. The parties intend this Deferred Bonus to be considered unfunded for federal income tax purposes, so as not to have the benefit provided hereunder be included in the Employee’s income for such tax purposes prior to actual receipt thereof.
          f. Benefit Not Transferable. Neither the Employee, his beneficiary or beneficiaries, nor any other person with a beneficial interest in this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of this Deferred Bonus. No such amounts shall be subject to seizure by any creditor or any such beneficiary, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Employee, his beneficiary or beneficiaries, or any other person with a beneficial interest in this Agreement. Any such attempt at assignment or transfer shall be void.
     2. Miscellaneous
          a. No Contract of Employment. Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Employee the right to continue in the employ of the Corporation in any capacity.
          b. Amendment of Agreement. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.
          c. Notice. Any notice, consent, or demand required or permitted to be given under the provision of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent, or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of notice, consent, or demand. Either party may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.
          d. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.
          e. Gender, Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.
          f. Inurement. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, his successors, heirs, executors, administrators and beneficiaries.
          g. Captions. The captions of the sections and paragraphs of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

          h. Validity. In the event any provision of this Agreement is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Agreement.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

MASTEC, INC.
By /s/ Austin Shanfelter
Austin Shanfelter, President

Attest
/s/ Cristina Canalas
Secretary

“Corporation”
/s/ Austin Shanfelter
Austin Shanfelter
"Employee"

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